SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                          Date of Report: July 18, 2007

                               Sionix Corporation
             (Exact name of registrant as specified in its charter)

               Nevada               2-95626-D             87--0428526
               ------               ---------             -----------
   (State or other jurisdiction    (Commission           (IRS Employer
         of incorporation)         File Number)         Identification No.)

                            2082 Michelson, Suite 306
                                Irvine, CA 92612
                    (Address of principal executive offices)

                  Registrant's telephone number, including area
                                     code:

                                 (949) 752-7980

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01       Entry Into a Material Definitive Agreement

         In connection with an offering of Subordinated Convertible Debentures described in more detail under Item 3.02 below, Sionix Corporation ("Sionix") has entered into the following material definitive agreements:

         (a) a Securities Purchase Agreement with each of the purchasers , which provides for, among other things, (i) the purchase of Subordinated Convertible Debentures by each purchaser and (ii) the issuance of common stock purchase warrants to each purchaser; and

         (b) a Registration Rights Agreement with each Purchaser which obligates Sionix to prepare and file with the Securities and Exchange Commission one or more registration statements under the Securities Act of 1933, as amended, to register the resale of certain shares of Common Stock as described below.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02       Unregistered Sales of Equity Securities

         On July 18, 2007 Sionix completed an offering of $1,025,000 of Subordinated Convertible Debentures to a group of institutional and accredited investors. The Subordinated Convertible Debentures are convertible into shares of Common Stock of Sionix at an initial conversion rate of $ .22 per share, subject to antidilution adjustments. For each $100,000 of Convertible Debentures purchased, the investor received Warrants to purchase 227,272 shares of Common Stock. Each Warrant entitles the holder to purchase one share of common stock of Sionix (the "Warrant Shares") for a period of five years at a price of $0.50 per Warrant Share.

         Under the terms of the Registration Rights Agreement, Sionix is required to file a registration statement under the Securities Act of 1933 in order to register the resale of the shares of Common Stock issuable upon conversion of the Subordinated Convertible Debentures and exercise of the Warrants (collectively, the "Registrable Securities"). If Sionix does not file a registration statement with respect to the Registrable Securities within forty-five days following the closing of the Offering, or if the Registration Statement is not declared effective by the Securities and Exchange Commission within 90 days, then Sionix must pay to each purchaser damages equal to 1.5% of the purchase price paid by the purchaser for its Subordinated Convertible Debentures, for each 30 days that transpires after these deadlines. The amount of the aggregate damages payable by Sionix is limited to 15% of the purchase price.

         Southridge Investment Group LLC, Ridgefield, Connecticut ("Southridge") acted as agent for Sionix in arranging the transaction, and received a placement fee of $102,500. Southridge also received warrants to purchase 698,863 shares of Common Stock of Sionix, on the same terms and conditions as the Warrants issued to the purchasers.

         Sionix believes that the offering and sale of the Subordinated Convertible Debentures, Warrants and underlying Common Stock were exempt from the registration requirements of the Securities Act of 1933, as amended, by reason of Regulation D thereunder or Section 4(2) thereof.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    Sionix Corporation, a Nevada corporation

                                    By: /s/ James J. Houtz
                                        ------------------
                                        James J. Houtz, President

Date: July 24, 2007